As filed with the Securities and Exchange Commission on May 4, 2007
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEXCEN BRANDS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-2783217 (I.R.S. Employer Identification Number)
1330 Avenue of the Americas, 34th Floor New York, NY 10019 (212) 277-1100 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David B. Meister
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
1330 Avenue of the Americas, 34th Floor
New York, NY 10019
(212) 277-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mark D. Director, Esq. Andrew M. Herman, Esq. Kirkland & Ellis LLP 655 15th Street, N.W. Washington, DC 20005 (202) 879-5000
Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	7,663,191 (2)	$12.30	$94,257,249	$10,090

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), the fee is based on the average of the high and low prices of the common stock quoted on the Nasdaq Global Market on May 2, 2007 (within five business days prior to the filing of this Registration Statement).

(2)
Of these shares, 950,000 shares are currently unissued shares to be offered for resale by selling stockholders following issuance upon exercise of outstanding warrants and up to an additional 2,592,594 shares of our common stock that may be issued in satisfaction of contingent earn-out obligations pursuant to definitive acquisition agreements.

Pursuant to Rule 416 under the Securities Act, there are also being registered such additional number of shares as may be issuable as a result of stock splits, dividends, reclassifications and similar adjustment provisions applicable to the securities being registered.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.
The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 4, 2007

PROSPECTUS

7,663,191 Shares Common Stock

This prospectus covers the resale of up to 7,663,191 shares of our common stock, par value $0.01 per share. These shares were acquired by our stockholders in connection with our acquisitions of Athlete’s Foot Brands, LLC, Bill Blass Holding Co., Inc., MaggieMoo’s International, LLC and the Waverly brand from F. Schumacher & Co. The shares covered by this prospectus include 4,120,597 currently outstanding shares owned by some of our stockholders, 950,000 shares of our common stock issuable upon the exercise of outstanding warrants held by some of our stockholders and up to an additional 2,592,594 shares of our common stock issuable in satisfaction of contingent earn-out obligations set forth in the definitive agreements pursuant to which we acquired Athlete’s Foot Brands, LLC, Bill Blass Holding Co., Inc. and MaggieMoo’s International, LLC.

We will not receive any proceeds from the sale of shares by our selling stockholders, but we will incur expenses in connection with the offering. We will, however, receive the exercise price of the warrants if and when those warrants are exercised by the selling stockholders. None of the warrants has been exercised as of the date of this prospectus.

Our common stock is traded on the Nasdaq Global Market under the symbol NEXC. On May 3, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $12.39 per share.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled "Plan of Distribution" beginning on page 11.

Investing in our common stock involves risks. See "Risk Factors" on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May , 2007

	Page		~~Page~~
Our Company	1	Plan of Distribution	11
Risk Factors	1	Legal Matters	13
Forward-Looking Statements	2	Experts	13
Selling Stockholders	4	Where You Can Find More Information	14
Use of Proceeds	11

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with different or additional information. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under which the selling stockholders may offer from time to time up to an aggregate of 7,663,191 shares of our common stock in one or more offerings. If required, each time a selling stockholder offers common stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read this prospectus and any prospectus supplement as well as additional information described under "Where You Can Find More Information" and "Incorporation of Documents by Reference."

The terms "NexCen," "we," "us," and "our" as used in this prospectus refer to NexCen Brands, Inc. and its subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

All trademarks, tradenames and service names referred to in this prospectus or incorporated by reference into this prospectus are property of their respective owners.

OUR COMPANY

Because this is a summary, it does not contain all the information about us that may be important to you. You should read the more detailed information and the financial statements and related notes which are incorporated by reference in this prospectus.

NexCen Brands engages in the acquisition and management of established consumer brands in intellectual property-centric industries. NexCen’s goal is to be the world leader in brand management for the 21st century. Our business is focused on acquiring, managing and developing intellectual property, which we refer to as IP, and IP-centric businesses. IP-centric companies own, license or otherwise possess rights to trademarks, trade names, copyrights, patents, trade secrets and other intangible assets. IP that we have acquired and expect to acquire in the future includes trademarks, trade names, copyrights, franchise rights, patents, trade secrets, know-how and other similar, valuable property, primarily used in the retail and consumer branded products and franchise businesses. In building our IP business, we expect to focus on three vertical segments: retail franchising, consumer branded products and quick service restaurant franchising (which we refer to as “QSR” franchising).

We commenced our IP business in June 2006, when we acquired UCC Capital Corporation, which we refer to as UCC. Upon the closing of that acquisition, Robert W. D’Loren, who was the president and chief executive officer of UCC, became our president and chief executive officer and a member of our Board of Directors.

In November 2006, we entered the retail franchising business by acquiring Athlete’s Foot Brands, LLC, along with an affiliated company and certain related assets. As a result of this acquisition, we are now the owner of The Athlete’s Foot brand and related marks. The Athlete’s Foot is one of the largest athletic footwear and apparel franchisors with over 600 retail locations in over 40 countries.

In February 2007, we entered the consumer branded products business by acquiring Bill Blass Holding Co., Inc. and two affiliated businesses. The Bill Blass label represents timeless style, modern American and is an American legacy brand in the fashion industry.

Also in February 2007, we acquired MaggieMoo’s International, LLC (“MaggieMoo’s”) and the assets of Marble Slab Creamery, Inc. (“Marble Slab”), two well known and established brands within the hand-mixed, premium ice cream category. With these acquisitions, NexCen entered the QSR franchising business.

On May 2, 2007, we acquired the Waverly brand from F. Schumacher & Co. Waverly is a home décor lifestyle brand for harmonious and tasteful decorating.

We are evaluating various other potential acquisitions and are actively in discussions to acquire additional IP-centric businesses. More detailed information about The Athlete’s Foot, Bill Blass, MaggieMoo’s and Marble Slab acquisitions and the recently closed Waverly acquisition can be found in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, which is incorporated by reference into this prospectus.

NexCen is a Delaware corporation. Our principal executive offices are located at 1330 Avenue of the Americas, 34th Floor, New York, NY 10019, and our telephone number is (212) 277-1100. Our website address is www.nexcenbrands.com. Information on our website should not be construed as being incorporated by reference into, or considered a part of, this prospectus.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form10-K/A for the year ended December 31, 2006, which are incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

In addition to the foregoing, you should also consider the following risk factor:

Our stock price may be volatile, and the market price of our common stock may decline.

The stock market in general, and the market for stocks of companies similar to ours, has been highly volatile. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease, which could be substantial, in the value of their stock, including decreases unrelated to our operating performance or prospects, and could lose part or all of their investment. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those described elsewhere in this prospectus or the documents incorporated by reference herein and others such as:

•	variations in our operating performance and the performance of our competitors;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about us or our competitors or our industry;

•	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

•	additions and departures of key personnel;

•	strategic decisions by us or our competitors, such as acquisitions, strategic investments or changes in business strategy;

•	speculation in the press or investment community;

•	changes in accounting principles;

•	terrorist acts, acts of war or periods of widespread civil unrest;

•	changes in general market and economic conditions; and

•	the factors discussed in the bullet points under “Forward-Looking Statements” below.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These statements may be found throughout this prospectus and the documents incorporated by reference herein. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other “forward-looking” information. The information included and incorporated by reference under the heading “Risk Factors” in this prospectus provides examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following:

•	we may not be successful in implementing the our new IP strategy;

•	we may not be able to acquire IP or IP centric companies or finance or exploit them on terms that are acceptable to us;

•	we are likely to face substantial competition in seeking to acquire and market desirable IP and IP centric companies, and competitors may have substantially greater resources than we do;

•	we may not be successful in operating or expanding our acquired businesses or integrating them into an overall IP business strategy;

•	we may not be able to borrow desired amounts at desired times under our master loan agreement;

•
we will be subject to risks associated with incurring indebtedness, including interest expense and the obligation to satisfy covenants contained in our master loan agreement, and these could have a negative impact on our business and results and could reduce our flexibility in some circumstances;

•	risks associated with marketing and licensing our acquired trademarks and with successfully developing and marketing new products particularly in light of rapidly changing fashion and market trends;

•	risks associated with the ability of licensees and franchisees to successfully market and sell branded products, competition;

•	we may not be able to realize value from our accumulated tax loss carry forwards, because of a failure to generate sufficient taxable earnings, regulatory limits or both;

•	general regional and national economic conditions; and

•	loss or departure of one or more members of our senior management.

The forward-looking statements made in this prospectus or the documents incorporated by reference herein relate only to events as of the date on which the statements were made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

SELLING STOCKHOLDERS

The shares to be offered by the selling stockholders are "restricted" securities under applicable federal and state securities laws and are being registered under the Securities Act to give the selling stockholders the opportunity to sell these shares publicly. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on the Nasdaq Global Market or any other market on which our common stock may subsequently be listed.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement. See "Plan of Distribution," beginning on page 11. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling stockholders will sell all of the shares listed in this prospectus.

The following table sets forth information with respect to the beneficial ownership of our common stock held, as of May 4, 2007, by the selling stockholders and the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering. The percentages in the following table reflect the shares beneficially owned by the selling stockholders as a percentage of the total number of shares of our common stock outstanding as of May 4, 2007.

	Shares Beneficially Owned Prior to the Offering (1)		Shares Offered Hereby	Shares Beneficially Owned After the Offering (2)
Name	Number	Percentage	Number	Number	Percentage
Athlete’s Foot Marketing Associates, LLC (3) (48)	1,413,423	2.8%	1,413,423	0	*
Robert J. Corliss (4)	500,000	*	500,000	0	*
Haresh T. Tharani (5) (49)	730,606	1.45%	730,606	0	*
Mahesh T. Tharani (6) (49)	730,606	1.45%	730,606	0	*
Michael Groveman (7) (49)	730,606	1.45%	730,606	0	*
Designer Equity Holding Company, LLC (8)	--	--	400,000	0	*
Joseph Anderson (9) (50) +	813	*	813	0	*
Terry Armacost (10) (50) +	4,790	*	4,790	0	*
Debra Benedek (11) (50) +	4,790	*	4,790	0	*
Ed Blechschmidt (12) (50) +	478	*	478	0	*
James Blue, Sr. (13) (50) +	571	*	571	0	*
Nicholas Bocella (14) (50) +	8,427	*	8,427	0	*
Kelly Finney (15) (50) +	2,799	*	2,799	0	*
Andrew Friedman (16) (50) +	5,859	*	5,859	0	*
Stan Friedman (17) (50) +	4,790	*	4,790	0	*
GW Investments (18) (50) +	5,323	*	5,323	0	*
Jonathan Jameson (19) (50) +	44,632	*	44,632	0	*
Bernard Katz (20) (50) +	139	*	139	0	*
Robert Kenzer (21) (50) +	346	*	346	0	*
Michael Kickham (22) (50) +	2,177	*	2,177	0	*
Kathy Little (23) (50) +	718	*	718	0	*
Richard Loynd (24) (50) +	17,231	*	17,231	0	*
Christopher Maguire (25) (50) +	1,138	*	1,138	0	*
James Maguire, Jr. (26) (50) +	1,439	*	1,439	0	*
James Maguire, Sr. (27) (50) +	23,078	*	23,078	0	*
Patricia Maguire (28) (50) +	1,138	*	1,138	0	*

	Shares Beneficially Owned Prior to the Offering (1)		Shares Offered Hereby	Shares Beneficially Owned After the Offering (2)
Name	Number	Percentage	Number	Number	Percentage
Carol McCarthy (29) (50) +	1,060	*	1,060	0	*
Barry Mills (30) (50) +	2,894	*	2,894	0	*
Stuart Olsten (31) (50) +	339,340	*	339,340	0	*
Godfrey Padberg (32) (50) +	9,625	*	9,625	0	*
Ann Peters (33) (50) +	508	*	508	0	*
Ira Quint Revocable Trust (34) (50) +	7,521	*	7,521	0	*
Ridgewood Parters (35) (50) +	4,183	*	4,183	0	*
Lawrence Salpeter (36) (50) +	276	*	276	0	*
Michael Schechter (37) (50) +	1,285	*	1,285	0	*
Eric Segal (38) (50) +	69	*	69	0	*
Laurie Shahon (39) (50) +	2,706	*	2,706	0	*
Richard Smith (40) (50) +	1,653	*	1,653	0	*
Thomas Stafford (41) (50) +	5,391	*	5,391	0	*
Paul Stratmeyer (42) (50) +	1,437	*	1,437	0	*
Melissa Sullivan (43) (50) +	1,138	*	1,138	0	*
TSI Holding Company (44) (50) +	3,201	*	3,201	0	*
Michael Weiss (45) (50) +	1,362	*	1,362	0	*
Susan Wilkes (46) (50) +	718	*	718	0	*
Leonard Wolf (47) (50) +	313	*	313	0	*
Ellery Homestyles, LLC (51)	50,000	*	50,000	0	*

*	Less than one percent.
+	Former securityholders of MaggieMoo’s International, LLC.

(1)
Includes 4,120,597 shares of common stock issued and outstanding as of the date of this prospectus and 950,000 shares of common stock issuable upon exercise of outstanding warrants. The warrant held by Mr. Corliss is currently exercisable at any time prior to November 7, 2009. The warrant held by Designer Equity Holding Company, LLC will become exercisable pursuant to a vesting schedule set forth in the warrant and can be exercised prior to its expiration on February 15, 2017. The warrant held by Ellery Homestyles, LLC is currently exercisable and can be exercised prior to its expiration on May 2, 2017. Excludes 2,592,594 shares of common stock that we may be obligated to issue to the selling stockholders pursuant to the Athlete’s Foot Purchase Agreement, the Bill Blass Purchase Agreement and the MaggieMoo’s Merger Agreement (as each is defined below).

(2)
Assumes that the selling stockholders dispose of all the shares of common stock covered by this prospectus, and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(3)
Includes 770,958 shares held in escrow until November 7, 2007 to secure indemnification obligations under the Equity Interest and Asset Purchase Agreement, dated August 21, 2006, by and among Aether Holdings, Inc., NexCen Franchise Brands, Inc., NexCen Franchise Management, Inc., Athlete’s Foot Marketing Associates, LLC, Athlete’s Foot Brands, LLC, Robert J. Corliss, Donald Camacho, Timothy Brannon and Martin Amschler (the “Athlete’s Foot Purchase Agreement”).

(4)	Consists of shares issuable upon the exercise of a currently exercisable warrant to purchase shares of common stock.

(5)
Includes 11,753 shares held in escrow to satisfy working capital adjustments and 258,580 shares held in escrow until February 16, 2008 to satisfy indemnification obligations under the Stock Purchase Agreement, dated December 19, 2006, by and among NexCen Brands, Inc., Blass Acquisition Corp., Haresh T. Tharani, Mahesh T. Tharani, Michael Groveman, Bill Blass Holding Co., Inc., Bill Blass International LLC and Bill Blass Licensing Co., Inc (the “Bill Blass Purchase Agreement”).

(6)
Includes 11,753 shares held in escrow to satisfy working capital adjustments and 258,580 shares held in escrow until February 16, 2008 to satisfy indemnification obligations under the Bill Blass Purchase Agreement.

(7)
Includes 11,753 shares held in escrow to satisfy working capital adjustments and 258,580 shares held in escrow until February 16, 2008 to satisfy indemnification obligations under the Bill Blass Purchase Agreement.

(8)
Although the warrant is not currently exercisable and is therefore not included in Designer Equity Holding Company, LLC’s beneficial ownership of shares, the shares issuable upon exercise of the warrant, once vested and exercisable, are included for resale in this prospectus.

(9)
Includes 444 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the Agreement and Plan of Merger, dated February 14, 2007, by and among NexCen Brands, Inc., MM Acquisition Sub, LLC, MaggieMoo’s International, LLC, Stuart Olsten, Jonathan Jameson and the Securityholders’ Representative (the “MaggieMoo’s Merger Agreement”).

(10)	Includes 2,613 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(11)	Includes 2,613 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(12)	Includes 261 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(13)	Includes 312 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(14)	Includes 4,597 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(15)	Includes 1,527 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(16)	Includes 3,196 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(17)	Includes 2,613 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(18)	Includes 2,904 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(19)	Includes 24,345 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(20)	Includes 76 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(21)	Includes 189 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(22)	Includes 1,188 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(23)	Includes 392 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(24)	Includes 9,399 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(25)	Includes 621 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(26)	Includes 785 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(27)	Includes 12,588 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(28)	Includes 621 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(29)	Includes 578 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(30)	Includes 1,579 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(31)	Includes 185,095 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(32)	Includes 5,250 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(33)	Includes 277 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(34)	Includes 4,103 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(35)	Includes 2,282 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(36)	Includes 151 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(37)	Includes 701 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(38)	Includes 38 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(39)	Includes 1,476 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(40)	Includes 902 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(41)	Includes 2,941 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(42)	Includes 784 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(43)	Includes 621 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(44)	Includes 1,746 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(45)	Includes 743 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(46)	Includes 392 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(47)	Includes 171 shares held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations under the MaggieMoo’s Merger Agreement.

(48)
Excludes 157,594 additional shares that may be issued under the terms of the Athlete’s Foot Purchase Agreement. Athlete’s Foot Marketing Associates, LLC is entitled to receive a one-time contingent consideration payment of up to an additional $8.5 million payable, if any, in the same proportion of cash and shares of our common stock as the initial consideration. The contingent consideration payment will be determined based upon Athlete’s Foot Brands, LLC’s December 31, 2006 audited financial statements and will be determined by taking the average of the “Revenue Calculation” and the “EBITDA Calculation” (as those terms are defined in the Athlete’s Foot Purchase Agreement), for the four quarters ending December 31, 2006, less the initial consideration. The number of shares will be based on the actual contingent consideration payment amount multiplied by the ratio of 11/49 divided by $6.68, which was the average closing price of one share of our common stock on the Nasdaq Global Market for the five trading days immediately preceding November 7, 2006. We have assumed a payment of approximately $4.7 million for the purposes of registering contingent consideration shares to be registered by this prospectus.

(49)
Excludes the person’s right as a former stockholder of Bill Blass Holding Co., Inc. to receive a pro rata amount (based on such person’s relative ownership of Bill Blass Holding Co., Inc.) of an aggregate of 2,300,000 additional shares that we may become obligated to issue under the terms of the Bill Blass Purchase Agreement as earn-out consideration, although the exact number of shares issuable will not be determined until the earn-out becomes payable in March 2008. The former Bill Blass stockholders are entitled to receive up to an additional $16.2 million of earn-out consideration payable in cash or shares of our common stock on March 31, 2008. The number of shares will be based on the average closing price of one share of our common stock on the Nasdaq Global Market for the ten consecutive trading days ending on (and including) the trading day prior to March 31, 2008. The actual earn-out amount will be based on the amount by which royalties generated from the Bill Blass trademarks in fiscal year 2007 multiplied by 5.5 exceed $51.8 million, as adjusted for any working capital deficiency. We have assumed a maximum payment of $16.2 million and an average closing price of $7.05 per share, which was the price used to determine the number of shares issued at the Bill Blass closing, to calculate the number of earn-out shares registered by this prospectus.

(50)
Excludes the person’s right as a former securityholder of MaggieMoo’s International, LLC to receive a pro rata amount (based on such person’s relative ownership of MaggieMoo’s International, LLC) of an aggregate of 135,000 additional shares that we may become obligated to issue under the terms of the MaggieMoo’s Merger Agreement as earn-out consideration, although the exact number of shares issuable will not be determined until the earn-out becomes payable in March 2008. The former MaggieMoo’s securityholders are entitled to receive up to an additional $2 million of earn-out consideration payable in cash or shares of our common stock on March 31, 2008. The number of shares will be based on the closing price of one share of our common stock on the Nasdaq Global Market on March 31, 2008. The actual earn-out amount will be based on the amount royalty payments earned during fiscal 2007 exceed royalty payments earned by MaggieMoo’s during fiscal 2006, pursuant to a formula set forth in the MaggieMoo’s Merger Agreement. We have assumed a maximum payment of $2 million (reduced proportionately for cash payments due to non-accredited former securityholders of MaggieMoo’s International, LLC) and an average closing price of $10.21 per share, which was the price used to determine the number of shares issued at the MaggieMoo’s closing, to calculate the number of earn-out shares registered by this prospectus.

(51)	Consists of shares issuable upon exercise of a currently exercisable warrant to purchase shares of common stock.

Summary of Resale Restrictions

The shares to be offered hereby are owned by or issuable to the selling stockholders in connection with The Athlete’s Foot, Bill Blass, MaggieMoo’s and Waverly acquisitions. In The Athlete’s Foot, Bill Blass and MaggieMoo’s acquisitions, we also entered into a registration rights agreement with the selling stockholders under which we agreed to register shares of our common stock held by or issuable to the selling stockholders. Under the terms of the warrant issued in the Waverly acquisition, we also agreed to register shares issuable upon exercise of the warrant. Additionally, certain selling stockholders agreed to certain resale restrictions which will continue to restrict the resale of the shares registered by this prospectus.

The Athlete’s Foot Acquisition

Pursuant to the Athlete’s Foot Purchase Agreement, at the closing, we issued 1,413,423 shares of our common stock to Athlete’s Foot Marketing Associates, LLC, or AFMA, and issued a warrant to Robert J. Corliss to purchase up to 500,000 shares of our common stock. The shares issued at the closing include 770,958 shares held in escrow until November 7, 2007 to secure indemnification obligations under the Athlete’s Foot Purchase Agreement, all of which shares we have registered under this prospectus. As part of the acquisition, AFMA and Mr. Corliss agreed to the following restrictions on the timing of selling the shares we issued to them in the acquisition, even though the shares are registered and eligible for resale under this prospectus, as follows:

Selling Stockholder	Total Shares Registered by this Prospectus Due to The Athlete’s Foot Acquisition +	Shares Currently Eligible for Resale	Total Shares Eligible for Resale as of November 7, 2007
Athlete’s Foot Marketing Associates, LLC (1)	1,413,423	353,356	1,413,423
Robert J. Corliss (2)	500,000	*	*

+
This prospectus registers an additional 157,594 shares of our common stock that we may become obligated to issue under the terms of the Athlete’s Foot Purchase Agreement as contingent consideration, although the exact number of shares issuable will not be determined until the contingent payment is determined. Upon issuance, the contingent consideration shares will subject to resale restrictions. Additionally, 10% of the shares issued in satisfaction of the contingent payment will be held in escrow until November 7, 2007 to secure indemnification obligations under the Athlete’s Foot Purchase Agreement. This table does not include the contingent consideration shares that may be issued.

*	The warrant was issued by the Company to Mr. Corliss to purchase up to 500,000 shares of our common stock at any time prior to November 7, 2009. The warrant is currently exercisable by Mr. Corliss.

(1)
Pursuant to a Voting Agreement, dated November 7, 2006, by and between Aether Holdings, Inc. (NexCen’s predecessor) and AFMA, AFMA agreed not to sell a number of shares of our common stock equal to 75% of the aggregate number of total shares issued to them (including Consideration and True Up shares) until November 7, 2007, other than transfers to its affiliates and partners or to us to satisfy any indemnity claim. In addition, following November 7, 2007, AFMA agreed not to sell more than 25% of the aggregate number of shares held by them in any one calendar quarter.

(2)
Pursuant to a Voting Agreement, dated November 7, 2006, by and between Aether Holdings, Inc. (NexCen’s predecessor) and Mr. Corliss, Mr. Corliss agreed not to sell a number of shares of our common stock equal to 75% of the aggregate number of shares issuable upon exercise of his warrant in full (except to a family member or a trust thereof) for a period of one year from the date of exercise. If Mr. Corliss partially exercises his warrant such that Mr. Corliss is issued, in the aggregate, fewer than 75% of the shares issuable upon full exercise of his warrant, then all of such shares issued upon the partial exercise of his warrant will be subject to the above mentioned resale restrictions. Until the third anniversary of the exercise date, Mr. Corliss also agreed that he will not transfer more than 25% of the shares issuable upon full exercise of his warrant in any one calendar quarter.

Bill Blass Acquisition

Pursuant to the Bill Blass Purchase Agreement, Haresh T. Tharani, Mahesh T. Tharani and Michael Groveman were issued a total of 2,191,818 shares of our common stock at the closing of the transaction. These shares include 35,259 shares held in escrow to satisfy working capital adjustments, which we expect to be resolved around July 15, 2007 under the terms of the Bill Blass Purchase Agreement, and 775,740 shares held in escrow until February 16, 2008 (or such later date if there are unresolved claims) to satisfy indemnification obligations, all of which shares are registered under this prospectus. As part of the acquisition, Haresh T. Tharani, Mahesh T. Tharani and Mr. Groveman agreed to the following restrictions on the timing of selling the shares we issued to them in the acquisition, even though the shares are registered and eligible for resale under this prospectus, as follows:

Selling Stockholder	Total Shares Registered by this Prospectus Due to the Bill Blass Acquisition +	Shares Eligible for Resale as of August 15, 2007	Total Shares Eligible for Resale as of May 16, 2008	Total Shares Eligible for Resale as of August 16, 2008	Total Shares Eligible for Resale as of November 16, 2008
Haresh T. Tharani	730,606	182,652	365,303	547,955	730,606
Mahesh T. Tharani	730,606	182,652	365,303	547,955	730,606
Michael Groveman	730,606	182,652	365,303	547,955	730,606
Designer Equity Holding Company, LLC	400,000	*	*	*	*

+
This prospectus registers an additional 2,300,000 shares of our common stock that we may become obligated to issue to the former Bill Blass stockholders as earn-out consideration, although the exact number of shares issuable will not be determined until the earn-out becomes payable in March 2008. The earn-out shares would be immediately eligible for resale and not subject to resale restrictions. This table does not include the earn-out shares that may be issued in the earn-out.

*
The warrant was issued by the Company to DEHC as consideration for entering into a licensing agreement with a Company subsidiary, Bill Blass International LLC. The term of the warrant is 10 years and the warrant will vest in one-third installments to the extent that the royalty income of Bill Blass International LLC equals or exceeds the target royalties set forth in the warrant. The shares issuable upon exercise of the warrant, once vested and exercisable, are not subject to resale restrictions.

MaggieMoo’s Acquisition

Pursuant to the MaggieMoo’s Merger Agreement, former securityholders of MaggieMoo’s International, LLC, who were determined to be accredited investors within the meaning of Regulation D of the Securities Act of 1933, as amended, were issued a total of 234,242 shares of our common stock at the closing of the transaction. These former securityholders also have the right to receive up to an additional 281,110 shares of our common stock which have been held back until March 1, 2009 to satisfy adjustments, fees, and indemnification obligations, all of which shares are registered under this prospectus. As part of the acquisition, the former securityholders of MaggieMoo’s International, LLC agreed to the following restrictions on the timing of selling the shares we issued to them in the acquisition, even though the shares are registered and eligible for resale under this prospectus, as follows:

Selling Stockholder	Total Shares Registered by this Prospectus Due to the MaggieMoo’s Acquisition *	Shares Eligible for Resale as of August 28, 2007	Total Shares Eligible for Resale as of May 29, 2008	Total Shares Eligible for Resale as of August 29, 2008	Total Shares Eligible for Resale as of November 29, 2008
Joseph Anderson	813	203	407	610	813
Terry Armacost	4,790	1,198	2,395	3,593	4,790
Debra Benedek	4,790	1,198	2,395	3,593	4,790
Ed Blechschmidt	478	120	239	359	478

Selling Stockholder	Total Shares Registered by this Prospectus Due to the MaggieMoo’s Acquisition *	Shares Eligible for Resale as of August 28, 2007	Total Shares Eligible for Resale as of May 29, 2008	Total Shares Eligible for Resale as of August 29, 2008	Total Shares Eligible for Resale as of November 29, 2008
James Blue, Sr.	571	143	286	428	571
Nicholas Bocella	8,427	2,107	4,214	6,320	8,427
Kelly Finney	2,799	700	1,400	2,099	2,799
Andrew Friedman	5,859	1,465	2,930	4,394	5,859
Stan Friedman	4,790	1,198	2,395	3,593	4,790
GW Investments	5,323	1,331	2,662	3,992	5,323
Jonathan Jameson	44,632	11,158	22,316	33,474	44,632
Bernard Katz	139	35	70	104	139
Robert Kenzer	346	87	173	260	346
Michael Kickham	2,177	544	1,089	1,633	2,177
Kathy Little	718	180	359	539	718
Richard Loynd	17,231	4,308	8,616	12,923	17,231
Christopher Maguire	1,138	285	569	854	1,138
James Maguire, Jr.	1,439	360	720	1,079	1,439
James Maguire, Sr.	23,078	5,770	11,539	17,309	23,078
Patricia Maguire	1,138	285	569	854	1,138
Carol McCarthy	1,060	265	530	795	1,060
Barry Mills	2,894	724	1,447	2,171	2,894
Stuart Olsten	339,340	84,835	169,670	254,505	339,340
Godfrey Padberg	9,625	2,406	4,813	7,219	9,625
Ann Peters	508	127	254	381	508
Ira Quint Revocable Trust	7,521	1,880	3,761	5,641	7,521
Ridgewood Parters	4,183	1,046	2,092	3,137	4,183
Lawrence Salpeter	276	69	138	207	276
Michael Schechter	1,285	321	643	964	1,285
Eric Segal	69	17	35	52	69
Laurie Shahon	2,706	677	1,353	2,030	2,706
Richard Smith	1,653	413	827	12,340	1,653
Thomas Stafford	5,391	1,348	2,696	4,043	5,391
Paul Stratmeyer	1,437	359	719	1,078	1,437
Melissa Sullivan	1,138	285	569	854	1,138
TSI Holding Company	3,201	800	1,601	2,401	3,201
Michael Weiss	1,362	341	681	1,022	1,362
Susan Wilkes	718	180	359	539	718
Leonard Wolf	313	78	157	235	313

*
This prospectus registers an additional 135,000 shares of our common stock that we may become obligated to issue to the former MaggieMoo’s securityholders as earn-out consideration, although the exact number of shares issuable will not be determined until the earn-out becomes payable in March 2008. Upon issuance, the earn-out shares will subject to resale restrictions. This table does not include the earn-out shares that may be issued in the earn-out.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. However, we will pay the expenses of registration of all of the shares that are offered pursuant to this prospectus, including legal and accounting fees. We will receive the exercise price of warrants to purchase common stock from certain of the selling stockholders upon the exercise of their warrants. If all of such warrants are exercised, we will receive net proceeds of approximately $7.4 million. We expect to use the proceeds received from the exercise of the warrants, if any, for general corporate purposes. General corporate purposes may include capital expenditures, the repayment of debt, investments in our subsidiaries, working capital, repurchases of stock, or the financing of possible acquisitions or business opportunities.

PLAN OF DISTRIBUTION

We are registering 7,663,191 shares of our common stock for possible sale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, "selling stockholders" includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus. Upon being notified by a selling stockholder that a donee, pledge, transferee or other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

•	on the Nasdaq Global Market, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the Nasdaq Global Market or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, short sales, syndicate covering transactions and penalty bids. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. Agents, underwriters, dealers or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We and the selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreements, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreements, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholders will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

We are not aware that any selling stockholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by the selling stockholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholders;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Kirkland & Ellis LLP. One of the partners of Kirkland & Ellis LLP is a director of NexCen.

EXPERTS

The consolidated financial statements of NexCen Brands, Inc. and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Filings. We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at www.sec.gov, or on our Internet address at www.nexcenbrands.com.

Registration Statement. We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

Incorporation by Reference. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006;

•	our Current Report on Form 8-K filed on May 3, 2007;

•
the description of our common stock, par value $0.01 per share, that is contained in our registration statement on Form 8-A filed on October 19, 1999, including exhibits, as amended, and as may be further amended from time to time; and

•	all our filings pursuant to the Exchange Act after the date of filing of the initial registration statement and prior to the effectiveness of the registration statement.

The description of our common stock to which we refer was filed in connection with our initial public offering when we were known as Aether Systems, Inc. Subsequently, in July 2005, our stockholders approved a holding company reorganization as the result of which our name changed to Aether Holdings, Inc. In connection with that reorganization, our stockholders also approved an amendment to our certificate of incorporation that imposed restrictions on certain transfers of our common stock the purpose of which was to reduce the risk that we would experience an ownership change for tax purposes. Specifically, the transfer restrictions restrict any person from buying or selling our stock (or any interest in our stock) if the transfer would result in a stockholder (or several stockholders, in the aggregate, who hold their stock as a “group” under the federal securities laws) owning 5% or more of our stock. A description of these restrictions is set forth in our Form S-4 (No. 333-124633) filed with the SEC on May 4, 2005, as amended, which is incorporated herein by reference. Subsequently, at our annual meeting of stockholders held on October 31, 2006, we changed our name to NexCen Brands, Inc. as part of the change in our long-term strategy that focuses on acquiring or licensing, for sale, licensing or sublicensing (or other commercial exploitation) intellectual property.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. Requests for such copies should be directed to David B. Meister, NexCen Brands, Inc., 1330 Avenue of the Americas, 34th Floor, New York, NY 10019, (212) 277-1100.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses, to be paid solely by the NexCen Brands, Inc. (the "Company"), of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$10,100
Printing expenses (1)	10,000
Accounting fees and expenses (1)	40,000
Legal fees and expenses (1)	75,000
Miscellaneous expenses (1)	4,900
Total	$140,000

(1)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Certificate of Incorporation

Article X of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, as the same exists or may be amended, a director of the Company is not liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

By-laws

Article VII of the By-laws of the Company (the "By-laws") provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent which it is empowered to do so unless prohibited from doing so by the DGCL against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification inures to the benefit of the person's heirs, executors and administrators; provided, however, that, subject to certain exceptions, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Company. The right to indemnification conferred in Article VII is a contract right and, subject to certain exceptions, includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

Article VII of the By-laws also provides that the Company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under Article VII of the By-laws.

Insurance

Our directors and officers are covered under directors' and officers' liability insurance policies maintained by us.

Item 16. Exhibits.

Reference is made to the attached Exhibit Index.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance of Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 4th of May, 2007.

NEXCEN BRANDS, INC.

By:	/s/ David B. Meister

Name: David B. Meister Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. D’Loren and David B. Meister and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

****

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Date

/s/ Robert W. D’Loren	Chief Executive Officer, President and Director (Principal Executive Officer)	May 4, 2007
Robert W. D’Loren

/s/ David B. Meister	Chief Financial Officer (Principal Financial and Accounting Officer)	May 4, 2007
David B. Meister

/s/ David S. Oros	Chairman of the Board	May 4, 2007
David S. Oros

/s/ Jack Rovner	Director	May 4, 2007
Jack Rovner

/s/ James T. Brady	Director	May 4, 2007
James T. Brady

/s/ George P. Stamas	Director	May 4, 2007
George P. Stamas

/s/ Jack B. Dunn, IV	Director	May 4, 2007
Jack B. Dunn, IV

/s/ Edward J. Mathias	Director	May 4, 2007
Edward J. Mathias

/s/ Truman T. Semans	Director	May 4, 2007
Truman T. Semans

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q as filed with the Commission on August 5, 2005).
4.2	By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Form 10-Q as filed with the Commission on August 5, 2005).
4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Company's Form S-8 (File No. 333-139078) as filed with the Commission on December 1, 2006).
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of KPMG LLP.
23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in Part II to the Registration Statement).

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.